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                                  EXHIBIT 10.3


                               LEASING  AGREEMENT


     This Lease is made this 21st day of April, 1995 between Eagle Building, L.L.C., a Minnesota limited liability company ("Lessor") and Citizens Security Mutual Insurance Company, a Minnesota corporation ("Lessee"):

                                  A.   RECITALS

1. Lessor is the owner of a building located on the Property described in this Lease.

2. Lessee desires to lease the Lease Premises described in this Lease, which constitutes a portion of the building located on the Property, on the terms and conditions stated in this Lease.

3. The Parties represent that this Lease has been duly authorized and validly executed and constitutes a binding obligation of the Parties and that no consents or approvals of any third parties are necessary in order to effectuate the terms of this Agreement.

                                 B.   AGREEMENT

     For the purposes stated above and in consideration of the mutual agreements contained herein, the Parties agree as follows:

     1. DEFINITIONS. Unless otherwise indicated herein, the following terms shall have the following meanings:

          (a) "Consumer Price Index" means the U.S. Department of Labor's Bureau of Labor Statistics Consumer Price Index, All Urban Consumers, All Items, Minneapolis-St. Paul, Minnesota or the successor to the Index;

          (b)  "Default" or "Event of Default" means the events described in
               Section 13 of this Agreement;

          (c) "Extension Date" is the date that the Term of this Lease is extended on the first day of each Extension Term. The first Extension Date is July 1, 1998, and subsequent Extension Dates shall be on the first day of July each 60 months thereafter during the Term of this Lease;

          (d) "Extension Term" means each 60-month period during which the Term of this Lease is extended after the Initial Term of this Lease. Extension Terms shall be successive 60-month periods commencing as of July 1, 1998 and continuing the first day of July each subsequent 60 months thereafter during the Term of this Lease until this Lease is cancelled by written notice as provided in Section 4 of this Lease. Each Extension Term shall commence as of July 1 and end as of June 30 60 months thereafter;

          (e) "Initial Term" shall be the period of 36 months from July 1, 1995 to June 30, 1998;

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          (f)  "Lease" means this Lease Agreement and all renewals, extensions, modifications or amendments thereof;

          (g) "Lease Premises" is approximately 3,386 square feet in the basement of the building located on the Property as depicted on the sketch attached hereto as Exhibit B;

          (h) "Lessee" is the Citizens Security Mutual Insurance Company, a Minnesota corporation;

          (i) "Lessee's Pro Rata Portion" is that portion of the real estate taxes and insurance premiums which are payable by Lessee in addition to rent in accordance with the terms of this Lease. Lessee's Pro Rata Portion is 35 percent of such expenses, which percentage is determined by dividing the square footage of the Lease Premises by the total square footage of the building located on the Property;

         (j) "Lessor" is Eagle Building, L.L.C., a Minnesota limited liability company;

         (k) "Parties" are the Lessor and Lessee, their successors, representatives and assigns;

         (l) "Property" is that parcel of real estate located at 433 West Third Street, Red Wing, Goodhue County, Minnesota, more particularly described in Exhibit A attached hereto;

         (m) "Term" of this lease is the period of time during which this Lease remains in effect, including the Initial Term, the Extension Terms and any additional period of time during which Lessee is actually or constructively occupying all or any part of the Lease Premises;

     2. LEASE OF LEASE PREMISES. Lessor agrees to let and demise to Lessee, and Lessee agrees to lease and hire from Lessor, subject to the conditions stated herein, the Lease Premises;

     3. PURPOSE. Lessee shall use and occupy the Lease Premises for the purpose of operating a printing business and for all uses and purposes reasonably necessary or incidental thereto. Lessee shall not use, or permit the Lease Premises or any part thereof to be used, in any manner that will increase the risks covered by insurance on the Property or result in an increase or cancellation of any insurance policy, even if such use may be in furtherance of Lessee's purposes. Lessee shall, at its expense, comply with any and all requirements of any insurance organization, governmental unit or
          body pertaining to the use of the Lease Premises.   Lessee shall
          not allow any waste or nuisance on the Lease Premises, or use or allow the Lease Premises to be used for any unlawful purpose.

     4. TERM. The Initial Term of this Lease is for a period of 36 months commencing July 1, 1995 and terminating June 30, 1998. The term of this Lease shall be automatically extended for an additional
          60-month Extension Term from July 1, 1998 to June 30, 2003 unless Lessee notifies Lessor in writing of Lessee's election not to extend the term of this Lease prior to April 1, 1998. Thereafter, unless cancelled in the manner described herein, the Term of this Lease shall be automatically extended for additional successive 60-month Extension Terms commencing July 1, 2003 and continuing on the first day of July each succeeding 60 months thereafter. The Term of this Lease shall be automatically extended for additional successive 60-month Extension Terms unless either party notifies the other in writing of such party's election not to extend the Term of this Lease prior to April 1 in the year that the Term of the Lease would be automatically extended, commencing on or before April 1, 2003. If either party fails to notify the other in writing that such party will not

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          agree to extend the Term of this Lease prior to April 1 in each year that the Term of this Lease would be automatically extended, then the Term of the Lease will automatically be extended for an additional 60-month Extension Term. In the event that either party notifies the other in writing prior to April 1 in the year that the Term of the Lease would be automatically extended that such party does not elect to extend the Term of the Lease, then the Term shall expire as of 5:00p.m. on June 30 of that year.

     5. RENTS AND ADJUSTMENTS. During the term of this Lease, Lessee shall pay Lessor rent as follows:

          (a) Base Rent. During the Initial Term of this Lease Lessee shall pay Lessor Base Rent in the amount of $2,257.33 per month commencing July 1, 1995; and

          (b) Adjustments. On each Extension Date the monthly installment of rent for the succeeding 60 monthly payments during the Extension Term shall be adjusted by the following amount: Base Rent plus the amount by which the Base Rent would increase when multiplied by a fraction, the denominator of which is the most recent Consumer Price index published prior to July 1, 1995, and the numerator of which shall be the most recent Consumer Price index figure published prior to the Extension Date.
               The amount of the rent for the succeeding 60-month Extension Term shall not be less than the amount of the rent for the immediately preceding Initial Term or Extension Term of this Lease.

          Each monthly installment of rent shall be payable in advance on the first day of each month commencing July 1, 1995. Lessor shall notify Lessee in advance of the adjustment to the rent during the period of any Extension Term prior to each Extension Date.

     6.   INSURANCE-INDEMNITY.

          (a) Lessor shall maintain throughout the Term of this Lease property insurance covering the Property against fire, wind, storm damage and other perils as may be included in the standard Minnesota fire insurance policy and extended coverage endorsements.
               Lessee shall pay on demand of Lessor Lessee's Pro Rata Portion of the premiums for such fire insurance policy. In addition, Lessee shall maintain throughout the Term of this Lease at Lessee's expense, property insurance covering Lessee's personal property and any fixtures or leasehold improvements against fire, wind, storm damage and other perils as may be included in the standard Minnesota fire insurance policy and extended coverage endorsements. Further, lessee shall maintain throughout the Term of this Lease, at Lessee's expense, liability insurance with limits for bodily injury and property damage in amounts acceptable to Lessor;

          (b) All policies of insurance provided for or contemplated by this Article to be supplied by Lessee shall name the Lessor and the Lessee as insured or additional insured, as their respective interests may appear, and shall provide that the policies cannot be cancelled without thirty (30) days written notice to the parties. In addition, all of such policies shall contain endorsements by the respective insurance companies waiving all rights of subrogation, if any, against the
               Lessor and Lessee.  All insurance companies must be approved in writing by the Lessor. The Lessee shall provide the Lessor with copies of any and all policies upon request.
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          (c)  The Lessee shall defend, indemnify and hold the Lessor harmless against any and all claims, damages and lawsuits, and any orders, decrees or judgements which may be entered therein, brought for damages or alleged damages resulting from any injury to person or property or from loss of life sustained in or about the Lease Premises, including attorneys' fees and costs incurred by Lessor.

     7. TAXES, UTILITIES AND ASSESSMENTS. Lessor shall pay real estate taxes and installments of special assessments due and payable in 1995. Thereafter Lessee shall pay Lessee's Pro Rata Portion of all real estate taxes and installments of special assessments due and payable during the Term of this Lease. Lessor shall notify Lessee of the amount of Lessee's Pro Rata Portion of such taxes and special assessments prior to May 1 and October 1 of each year during the Term of this Lease and Lessee shall pay Lessor such amount within ten days of the date of such notice. Lessee shall pay all personal property taxes, assessments or governmental charges imposed or assessed against property owned by Lessee. Lessee shall be liable for and shall pay when due all utility services rendered or furnished to the Lease Premises, including heat, water, gas, fuel, electricity, sewer, sewage treatment facilities and the like during the Term of this Lease.

     8.   REPAIRS AND MAINTENANCE.

          (a) The Lessee covenants and agrees to keep and maintain in good order, condition and repair the Lease Premises during the Term of this Lease. The Lessee agrees that it shall be responsible for all repairs, maintenance, alteration, and improvements to the Lease Premises, including but without limitation all doors, door checks and operators, windows, plate glass, plumbing, water and sewage facilities, fixtures, electrical equipment, walls, ceilings, floor coverings, signs, heating and air conditioning equipment, and electrical facilities. Lessee shall provide cleaning and janitorial service for the Lease Premises. In addition, Lessee shall be responsible for the repair and replacement of any and all damage caused as a result of any act, omission or negligence of Lessee, its agents, employees or invitees. The Lessor shall be responsible for, at its own expense, snow removal and landscaping in and about the Property. At the expiration of the Term of this Lease Lessee shall return the Lease Premises to as good a condition as the Lease Premises were in as of the commencement of the Term of this Lease, subject only to reasonable wear and tear.

          (b) If the Lessee refuses or neglects to commence or complete repairs promptly and adequately, the Lessor may, but shall not be required to, do so and the Lessee shall pay the cost thereof to Lessor upon demand. It is understood that the intention of the parties hereto is that the Lessee shall pay all expenses and maintenance and repair of the Lease Premises during the Term of this Lease except for those items that are the responsibility of Lessor. The Lessee further covenants and agrees not to permit alterations of or upon any part of the Lease Premises except by and with the prior written consent of the Lessor. All alterations and additions to said Lease Premises, including those constructed by Lessor prior to commencement of the Term of this Lease, shall be made in accordance with all applicable laws and shall remain for the benefit of the Lessor unless otherwise provided in the said written consent; and the Lessee further agrees, in the event of making such alterations as herein provided, to indemnify and save harmless the Lessor from all expenses, liens, claims or damages to either persons or property or the Lease Premises arising out of or resulting from the undertaking or making of said alterations or additions.

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     9.   NET LEASE.  Except as otherwise specifically stated  herein, it is the intention of the parties that this shall be a net lease agreement and that the rent should be a net rent paid to the Lessor and any other expenses, except those specifically allocated to Lessor, shall be paid by Lessee.

     10. ASSIGNMENT AND SUBLETTING. Lessee shall not assign, sublease or transfer its interest in this Lease or in the Lease Premises, or any part or portion thereof, during the Term of this Lease without first obtaining the consent of Lessor; provided that no assignment shall release Lessee of its obligations under this Lease.

     11. LOSS OF USE OF PREMISES. If fire or other damage or casualty shall render the Lease Premises wholly or partially untenantable or if the Lease Premises are taken in whole or in part by any public authority under power of eminent domain or sold to any public authority pursuant to threat of eminent domain, Lessee may, at its sole option, terminate this Lease forthwith, and any prepayments of rent shall be refunded by Lessor; provided, however, that, in the case of fire or other damage or casualty, if the Lease Premises can be repaired by Lessor within 180 days of the date of such loss, then at the option of Lessor this Lease shall remain in full force and effect but rent for the period during which the Lease Premises are untenantable shall be abated pro rata.

     12.  DEFAULT.

          (a)  The following shall be deemed events of default hereunder:

               (1) Lessee fails to pay when due any installment of rent or other amount or charge which is the obligation of Lessee under the terms of this Lease.

               (2) Lessee fails to observe or perform any of the other obligations required to be observed or performed by Lessee hereunder.

               (3) Lessee ceases doing business as a going concern; makes an assignment for the benefit of creditors; admits in writing its inability to pay its debts as they become due; files a voluntary petition in bankruptcy; is adjudicated a bankrupt or insolvent; files a petition seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar arrangement under any present or future statute, law or regulation or files an answer admitting the material allegations of a petition filed against it in any such proceeding; consents to or acquiesces in the appointment of a trustee, receiver, or liquidator of it or of all or any substantial part of its assets or properties, or if it shall take any action to effect its dissolution or liquidation.

          (b) If any of the foregoing events of default shall take place, Lessor may at its option do any or all of the following:
               (i) by notice to Lessee, terminate this Lease; (ii) whether or not this Lease is terminated, take possession of any
               or all of the Lease Premises, and for such purpose,
               enter upon any premises using all legal force; (iii) sell, dispose of, hold, use or lease the Lease Premises as Lessor in its sole discretion may decide, without any duty to account to Lessee, except as may be required by applicable law;
               (iv) by notice to Lessee, declare immediately due and
               payable all monies to be paid by Lessee during the Term
               of this Lease, and Lessee shall thereupon be obligated
               to pay such monies to Lessor immediately.  Lessee shall in any event remain fully liable for reasonable damages as provided by law and for all costs and expenses incurred by Lessor on account of such default including all
               court costs and attorneys' fees.
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          (c)  The waiver by Lessor of any breach of any obligation of
               Lessee shall not be deemed a waiver of such obligation or of any subsequent breach of the same or any other obligations. The subsequent acceptance of rental payments hereunder by Lessor shall not be deemed a waiver of any prior existing breach by Lessee regardless of lessor's acceptance of such rental payments. The rights afforded Lessor under this Paragraph shall not be deemed to be exclusive, but shall be in addition to any rights or remedies provided by law.

          (d) In the event Lessee shall fail to perform any of its obligations hereunder, then Lessor, in addition to all of its rights and remedies hereunder, may perform the same, but shall not be obligated to do so, at the cost and expense of Lessee. In any such event, Lessee shall promptly reimburse Lessor for any such costs and expenses incurred by Lessor together with interest computed at the rate of 1.5% per month until the date such reimbursement is made; provided, however, that if such rate exceeds the maximum rate of interest allowed by applicable law, then said interest shall be computed at such maximum rate.

     13. RIGHT OF ENTRY. Lessor shall at all times have the right to enter upon the Lease Premises to inspect their condition, and at its election to make reasonable and necessary repairs thereon for the protection and preservation thereof, but nothing herein shall be construed to require Lessor to make such repairs, and Lessor shall not be liable to Lessee, or any other person, for failure or delay in making such repairs, or for damage or injury to person or property caused in or by the making of such repairs, or the doing of any work therein.

     14. TOTAL AGREEMENT. This Lease contains the entire agreement between the parties and supersedes and revokes any and all prior leases between the parties hereto. This Lease cannot be changed or terminated except by a written instrument subsequently executed by the parties hereto. This Lease and the terms and conditions hereof apply to and are binding on the heirs, legal representatives, successors and assigns of all parties. All notices required under this agreement shall be in writing and delivered by certified mail, return receipt requested, to the parties at the following locations:

                   Lessor:   Eagle Building, L.L.C.
                             433 West Third Street
                             Red Wing, MN  55066

                   Lessee: Citizens Security Mutual Insurance Company St. James Hotel
                             406 Main Street
                             Red Wing, MN  55066

     15. APPLICABLE LAW. This agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.
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IN  WITNESS  WHEREOF, the parties have executed this Lease at the City of Red
Wing, County of Goodhue, State of Minnesota, the day and year first above written.

EAGLE  BUILDING, L.L.C.                 CITIZENS SECURITY MUTUAL INSURANCE
                                             COMPANY

By:  /s/Charles H. Bang                 By:  /s/Charles W. Bergner
     -------------------------               ----------------------------------
Its  Financial Manager                  Its  Senior Vice President

STATE  OF  MINNESOTA       )
                           )    ss.
COUNTY  OF  GOODHUE        )


The foregoing was acknowledged before me this 21st day of April, 1995 by Charles
H. Bang, Financial Manager of Eagle Building, L.L.C., a limited liability company under the laws of Minnesota, on behalf of the company.

                                        /s/Cheryl R. Johnson
                                        ---------------------------------------
                                        Notary Public




STATE  OF  MINNESOTA     )
                         )    ss.
COUNTY  OF  GOODHUE      )


The foregoing was acknowledged before me this 21st day of April, 1995 by Charles
W. Bergner, Senior Vice President of Citizens Security Mutual Insurance Company, a corporation under the laws of Minnesota, on behalf of the corporation.

                                        /s/Cheryl R. Johnson
                                        ---------------------------------------
                                        Notary Public


THIS  INSTRUMENT  WAS  DRAFTED  BY:

WATSON & SPEIGHT, P.A.
411 West Third Street
Red Wing, MN  55066
(612)388-8805